CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Floating Rate Daily Access Fund, a series of Franklin Investors Securities Trust, our report dated December 15, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Report to Shareholders of Franklin Floating Rate Daily Access Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in Post-Effective Amendment No. 37 to the N-1A registration statement of Franklin Investors Securities Trust, as filed on December 31, 2004, which also appears in the Registration Statement.

We hereby consent to the use in this Registration Statement of our report dated September 9, 2004, relating to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Franklin Floating Rate Trust, which appears in the Registration Statement.



/s/PricewaterhouseCoopers LLP

San Francisco, California
January 27, 2005